Exhibit 99.1

Allakos to Host Investor Day on February 15

– Management will discuss lirentelimab development and Allakos pipeline –

REDWOOD CITY, Calif., Feb. 01, 2022 (GLOBE NEWSWIRE) – Allakos Inc. (the “Company” or “Allakos”) (Nasdaq: ALLK), a biotechnology company developing lirentelimab (AK002) for the treatment of eosinophil and mast cell-related diseases, today announced that it will host an Investor Day on February 15th starting at 8:00 am ET.

Members of Allakos’ management team will be joined by prominent clinical leaders to discuss data from the Phase 3 ENIGMA 2 and the Phase 2/3 KRYPTOS studies, next steps in the lirentelimab development program as well as other Allakos pipeline programs. Guest speakers will be:

•
Dr. Evan Dellon, Professor of Medicine and Epidemiology, Division of Gastroenterology and Hepatology, University of North Carolina School of Medicine, Chapel Hill, North Carolina
•
Dr. Marcus Maurer, Professor of Dermatology and Allergy at the Allergie-Centrum-Charité, Department of Dermatology and Allergy, Charité - Universitätsmedizin Berlin, Germany

A live webcast of the event will be available at investor.allakos.com under ‘Events & Presentations’. A replay of the webcast will be archived on the Allakos website for 30 days following the presentation.

About Allakos

Allakos is a clinical stage biotechnology company developing antibodies that target immunomodulatory receptors present on immune effector cells involved in allergic, inflammatory, and proliferative diseases. The Company’s lead antibody, lirentelimab (AK002), is an investigational medicine being developed in multiple indications, including eosinophilic gastritis/duodenitis, eosinophilic esophagitis, atopic dermatitis and chronic spontaneous urticaria. Lirentelimab targets Siglec-8, an inhibitory receptor selectively expressed on human eosinophils and mast cells. Inappropriately activated eosinophils and mast cells have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. For more information, please visit the Company's website at www.allakos.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, Allakos’ progress and business plans, the expected timing of anticipated study results and plans relating to its future clinical trials. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: Allakos’ stages of clinical drug development; Allakos’ ability to timely complete clinical trials for, and if approved, commercialize lirentelimab (AK002), its lead compound; Allakos’ ability to obtain required regulatory approvals for its product candidates; uncertainties related to the enrollment of patients in its clinical trials; Allakos’

ability to demonstrate sufficient safety and efficacy of its product candidates in its clinical trials; uncertainties related to the success of later-stage clinical trials, regardless of the outcomes of preclinical testing and early-stage trials; market acceptance of Allakos’ product candidates; uncertainties related to the projections of the size of patient populations suffering from the diseases Allakos is targeting; Allakos’ ability to advance additional product candidates beyond lirentelimab; Allakos’ ability to obtain additional capital to finance its operations; and other important risk factors set forth in Allakos’ most recent Annual Report on Form 10-K filed with the SEC on March 1, 2021, Quarterly Report on Form 10-Q filed with the SEC on November 8, 2021, and future reports to be filed with the SEC. These documents contain and identify important factors that could cause the actual results for Allakos to differ materially from those contained in Allakos’ forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Allakos’ views as of any date subsequent to the date of this press release.

Investor Contact:

Adam Tomasi, President and COO

Alex Schwartz, VP Strategic Finance and Investor Relations

ir@allakos.com

Media Contact:

Denise Powell

denise@redhousecomms.com